EXHIBIT 24

                                POWER OF ATTORNEY


      The undersigned hereby constitutes and appoints each of Clarence C. Comer, James L. Persky and Patrick S. Bullard, with full power to act without the others, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4 (Registration No. 333-02585) of Southdown, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:  May 29, l996



                                                          WHITSON SADLER
                                                          Whitson Sadler